Exhibit 99.1

  Cincinnati Financial Transfers Investment Securities to Insurance Subsidiary


     - Transaction approved by Ohio Department of Insurance

     - Ratio of holding-company investment securities to total holding-company-only assets moves below 40%


    CINCINNATI, Aug. 26 /PRNewswire-FirstCall/ -- Cincinnati Financial Corporation (Nasdaq: CINF), an insurance holding company, today announced that it has transferred investment securities with a market value of $1.600 billion to The Cincinnati Insurance Company, its lead property casualty insurance subsidiary. This action is related to the company's previously announced application for exemptive relief under the Investment Company Act of 1940. The transfer was authorized by Cincinnati Financial's board of directors on August 13, 2004, and approved by the Ohio Department of Insurance on August 24, 2004.

    Chairman and Chief Executive Officer John J. Schiff, Jr. CPCU, commented, "The Cincinnati Insurance Companies have long been among the best capitalized and highest rated property casualty insurance groups in the country. That financial strength has been supported by additional capital at the holding company level. In many respects, the contribution of investment securities to our lead insurance subsidiary is simply a housekeeping step. In fact, consolidated financial statements of the corporation will not change as a result of this action."

    After the contribution of $1.600 billion in marketable investment securities to The Cincinnati Insurance Company from the holding company, the pro forma ratio of investment securities held at the holding company level would have been 36.4 percent of total holding-company-only assets at June 30, 2004. While the transfer of the approximately 32 million shares of Fifth Third Bancorp common stock lowers investment assets for the holding company, its total assets are unchanged due to the offsetting increase in The Cincinnati Insurance Company's net assets, which are reflected on the holding company balance sheet as equity in net assets of subsidiaries.



           Cincinnati Financial Corporation (holding company only)
                               Pro forma assets

     (dollars in millions)                                          Pro forma*
                                     June 30, 2004   Adjustment  June 30, 2004
     Investment assets                    $4,517       $(1,600)       $2,917
     Equity in net assets of subsidiaries  3,350         1,600         4,950
     Other assets                            154            --           154
     Total assets                         $8,021            --        $8,021
     Investment assets to total assets      56.3%           --          36.4%

     * For comparison purposes, pro forma data adjusts the June 30, 2004, balance sheet to show the effect as if the transfer of investment securities had occurred on that date.



    As announced on June 28, 2004, Cincinnati Financial Corporation proactively had sought to clarify the holding company's status under the Investment Company Act with the Securities and Exchange Commission. Cincinnati Financial strongly believes the holding company is outside the intended scope of the Investment Company Act because the company is primarily engaged in the business of property casualty and life insurance through its subsidiaries.

    Several tests and enumerated exemptions determine whether a company is an investment company under the Investment Company Act. One test states that a company is an investment company if it owns investment securities with a value above 40 percent of its total assets (excluding assets of its subsidiaries).

    Schiff added, "This transfer of assets shows our commitment to clarifying the holding company's status. Even before the transfer, The Cincinnati Insurance Company already had possessed generous capital and this is not a means to accelerate growth or strengthen policy reserves. Rather, this action provides us continued financial flexibility that supports our high financial strength ratings, just as it did when the capital was held by the holding company."


    Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company supports the insurance subsidiaries and their independent agent representatives through commercial leasing and financing activities. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information, please visit the company's Web site at http://www.cinfin.com .


    This is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company's future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

     - unusually high levels of catastrophe losses due to changes in weather patterns, environmental events, terrorism incidents or other causes
     - increased frequency and/or severity of claims
     - events or conditions that could weaken or harm the company's relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company's opportunities for growth, such as:
       - downgrade of the company's financial strength ratings,
       - concerns that doing business with the company is too difficult or
       - perceptions that the company's level of service is no longer a distinguishing characteristic in the marketplace
     - delays in the development, implementation, performance and benefits of technology projects and enhancements
     - amount of reinsurance purchased and financial strength of reinsurers
     - inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves
     - recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products
     - sustained decline in overall stock market values negatively affecting the company's equity portfolio, in particular a sustained decline in the market value of Fifth Third Bancorp shares, a significant equity holding
     - events that lead to a significant decline in the market value of a particular security and impairment of the asset
     - prolonged low interest rate environment or other factors that limit the company's ability to generate growth in investment income
     - insurance regulatory actions, legislation or court decisions that increase expenses or place the company at a disadvantage in the marketplace
     - adverse outcomes from litigation or administrative proceedings
     - not receiving an exemptive order pursuant to the Investment Company Act of 1940 from the SEC, and the resulting changes that would be required in the company's operations


    Further, the company's insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

    Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included in this material.



SOURCE  Cincinnati Financial Corporation
    -0-                             08/26/2004
    /CONTACT: Investors, Heather J. Wietzel, +1-513-603-5236, or Media, Joan O. Shevchik, +1-513-603-5323, both of Cincinnati Financial Corporation/
    /Web site: http://www.cinfin.com /
    (CINF)

CO: Cincinnati Financial Corporation; Cincinnati Insurance Company; Fifth Third Bancorp
ST:  Ohio
IN:  FIN INS
SU: